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                                                                    EXHIBIT 5(b)

Member of Farmers Insurance Group of Companies                   [FARMERS LOGO]
3003 77th Avenue SE, Mercer Island, Washington 98040
VARIABLE POLICY APPLICATION SUPPLEMENT       Farmers New World Life Insurance
                                             Company (R)

Proposed Insured:                  Policy Number:                 Plan:
                 -----------------               ----------------      ---------
Planned Premium:$                  Mode Payable:$
                 -----------------               ----------------

ELECTED FEATURES:

[ ] I elect the Guaranteed Minimum Death Benefit Rider. (Variable Annuity only; where available).

[ ] I elect the Guarantee Retirement Income Benefit. (Variable Annuity only; where available).

[ ] I elect Automatic Asset Rebalancing (AAR) among the chosen accounts (excluding fixed account). I elect to have the assets in the subaccounts moved to match the premium allocation elections.

[ ] I elect to Dollar Cost Average (DCA) in the amount of $____________ ($100 minimum) per month from the fixed account. The starting balance of the fixed account must be at least equal to the requested transfer amount. Transfers will continue until the policy owner instructs otherwise; or until there is not enough money in the fixed account to make the transfer; whichever is earlier. This amount is to go to the following subaccounts ($100 minimum per subaccount, maximum of eight subaccounts):

    _____% Janus Aspen Capital Appreciation                   _____% PIMCO Variable Insurance Trust Low Duration Bond
    _____% Kemper Variable Government Securities              _____% Scudder Variable Life Investment Fund Bonds
    _____% Kemper Variable Kemper-Dreman High Return Equity   _____% Scudder Variable Life Investment Fund Growth & Income
    _____% Kemper Variable High Yield                         _____% Scudder Variable Life Investment Fund International
    _____% Kemper Variable Small Cap Growth                   _____% Scudder Variable Life Investment Fund Money Market
    _____% PIMCO Variable Insurance Trust Foreign Bond        _____% Templeton Variable Products Series Developing Markets


PREMIUM ALLOCATION:   (Choose One)                                      Please see reverse for additional information

[ ]    I have elected the following asset allocation model:
       [ ]   Income        [ ] Income with Growth  [ ] Balanced                 [ ] Growth with Income           [ ] Growth

[ ] My allocation of premiums is as follows: (All allocations must total 100%. $500 minimum per account.) _____% Fixed Account

    _____% Janus Aspen Capital Appreciation                   _____% PIMCO Variable Insurance Trust Low Duration Bond
    _____% Kemper Variable Government Securities              _____% Scudder Variable Life Investment Fund Bonds
    _____% Kemper Variable Kemper-Dreman High Return Equity   _____% Scudder Variable Life Investment Fund Growth & Income
    _____% Kemper Variable High Yield                         _____% Scudder Variable Life Investment Fund International
    _____% Kemper Variable Small Cap Growth                   _____% Scudder Variable Life Investment Fund Money Market
    _____% PIMCO Variable Insurance Trust Foreign Bond        _____% Templeton Variable Products Series Developing Markets


SUITABILITY INFORMATION on Owner (print name of owner if other than Insured: -------------------------------------------)
------------------------------------------ ------------------ ------------------------------------- --------------------------------
                                                         Net Worth
Annual Earnings                Income Tax Rate    (including residence)         Financial Objectives                  Risk Tolerance
------------------------------ ------------------ ----------------------------- ------------------------------------- --------------
      -$0 - $50,000                  -15%           -$0 - $150,000                -Growth of assets over long term     -Conservative
      -$50,001 - $100,000            -28%           -$150,001 - $250,000          -Increase current income             -Moderate
      -$100,001 -  $250,000          -31%           -$250,001 - $500,000          -Combination of the above            -Aggressive
      -over $250,000                 -36%           -over $500,000                -Other  _
                                     -39%                                                 -------------------
------------------------------ -------------- ----------------------------- --------------------------------------------------------


TELEPHONE TRANSFER (see reverse) is authorized unless the following box is checked:
                                                                                  [ ] I prefer NOT to authorize telephone transfers.

Was a hypothetical sales illustration used during the sales process?  [ ] Yes
                                                                      [ ] No    (If yes, please submit a copy with the application.)

I understand that THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. ILLUSTRATIONS OF BENEFITS INCLUDING DEATH BENEFITS; POLICY VALUES; AND CASH SURRENDER VALUES; ARE AVAILABLE UPON REQUEST. I acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. All statements and answers to the above questions are, to the best of my knowledge and belief, complete and true. I agree that they shall form a part of my application and that they shall be subject to the terms of the Acknowledgement & Authorization found in the application. All states except Kansas; North Dakota; Oregon; Texas; and Virginia: Any person who with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud and/or may have violated state law.


     Dated at:
                   ------------------------------------                      -----------------------------------------------
                     City and State                                                      Signature of Proposed Insured

     Dated on :
                 ------------------------------------                       ---------------------------------------------------
                     Month, Day, Year                                        Signature of Owner (if other than Insured)

                                                                            ---------------------------------------------------
                                                                                Signature of Agent as witness


31-5004
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PREMIUM ALLOCATION:

In some states (for a variable annuity) and in all states (for a variable life policy), the initial premium payment will be allocated to the fixed account for the period described in the prospectus.





TELEPHONE TRANSFER AUTHORIZATION:


Telephone transfer among the subaccounts and the fixed account are subject to the conditions of the Telephone Transfer Agreement. By requesting this authorization, I, as owner, agree and understand that:

1. Neither the Company nor its agents or representatives who act on its behalf shall be subject to any claim; loss; liability; cost; or expense; if it acts in good faith in following instructions pursuant to this authorization.

2. Transfer will be made subject to the conditions of the policy, administrative regulations of the Company, and the prospectus.

3. Transfers from a subaccount shall be based on the accumulation unit value next determined following receipt of a valid, complete, telephone transfer instruction.

4. This authorization shall continue in force until the earlier of receipt of written revocation from the owner, or the Company discontinuing this privilege.

I understand that as a condition of allowing telephone instructions to be made, the Company, at its sole option and without prior notice to the owner, any person or representative, may record all or part of any telephone conversation containing such instructions. All terms are binding on my agents, heirs, and assignees.

Telephone transfer is authorized unless the preference box is marked on the front of this form.